UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CITIZENS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified In Its Charter)

Delaware	05-0412693
(State of incorporation or organization)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares Each Representing a 1/40th Interest in a Share of 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-227792

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the 6.350% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, with a liquidation preference of $1,000 per share (the “Series D Preferred Stock”), of Citizens Financial Group, Inc. (the “Registrant”) as well as the description of the Registrant’s depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Series D Preferred Stock to be registered hereunder, is incorporated herein by reference to the descriptions included under the captions “Description of the Series D Preferred Stock” and “Description of the Depositary Shares,” respectively, in the Prospectus Supplement, dated as of January 22, 2019, as filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus, dated as of October 11, 2018, included in the Registration Statement on Form S-3 (No. 333-227792) of the Registrant, as filed with the Commission on October 11, 2018. Such sections are incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q, filed May 8, 2015)

3.2	Certificate of Designations of the Registrant with respect to the Registrant’s 6.000% Fixed-To-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, dated May 22, 2018, filed with the Secretary of State of the State of Delaware and effective May 22, 2018 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed May 24, 2018)

3.3	Certificate of Designations of the Registrant with respect to the Registrant’s 6.375% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, dated October 24, 2018, filed with the Secretary of State of the State of Delaware and effective October 24, 2018 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed October 25, 2018)

3.4	Certificate of Designations of the Registrant with respect to the Series D Preferred Stock, dated January 23, 2019, filed with the Secretary of State of the State of Delaware and effective January 23, 2019

3.5	Bylaws of the Registrant (as amended and restated on October 20, 2016) (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed October 24, 2016)

4.1	Form of Deposit Agreement, by and among the Registrant, Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, and the holders from time to time of the depositary receipts described therein

4.2	Form of depositary receipt representing the Depositary Shares (included as Exhibit A to Exhibit 4.1)

4.3	Filed as Exhibit 3.4

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Citizens Financial Group, Inc. (Registrant)

Date: January 28, 2019	By:	/s/ Stephen T. Gannon
	Name:	Stephen T. Gannon
	Title:	Executive Vice President, General Counsel and Chief Legal Officer

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